Exhibit 99.2

TRUNITY, INC.
(A Development Stage Company)

 Financial Statements
Years Ended December 31, 2011 and 2010

TRUNITY, INC.
(A Development Stage Company)

Table of Contents

TRUNITY, INC.
(A Development Stage Company)

Balance Sheets

	December 31, 2011 (Unaudited)	December 31, 2010 (Audited)
ASSETS
Current assets
Cash	$122,798	$2,744
Accounts receivable	2,800	4,998
Prepaid expenses and other current assets	6,211	36,766
Total current assets	131,809	44,508
Property and equipment
Fixtures and equipment	162,006	91,201
Less accumulated depreciation	(75,365)	(30,629)
	86,642	60,572
Capitalized software development costs
Costs incurred	2,399,102	2,239,165
Less accumulated amortization	(1,768,360)	(995,316)
	630,742	1,243,849
Other assets
Deposits	175,000	—
Debt issuance costs, net	—	19,635
Total other assets	175,000	19,635
Total assets	$1,024,193	$1,368,564

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Balance Sheets

	December 31, 2011 (Unaudited)	December 31, 2010 (Audited)
LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities
Current portion of notes payable	$227,821	$771,592
Accounts payable	492,132	279,826
Deferred revenue	—	78,703
Accrued expenses	76,698	33,388

Total current liabilities	796,651	1,163,509
Long-term liabilities
Notes payable, less current portion	—	3,090,135
Deferred rent	5.912	16,045
Total long-term liabilities	5,912	3,106,180
Total liabilities	802,563	4.269,689

Commitments and contingencies

Stockholders’ equity (deficiency)

Common stock, $0.001 par value - 50,000,000 shares authorized, 32,641,953 and 10,318,005* shares issued and outstanding, respectively	32,642	10,318
Additional paid-in-capital	7,225,405	1,602,435
Stock subscription subscribed	—	5,000
Common stock committed but not yet issued	25,000	—
Deficit accumulated during development stage	(7,061,417)	(4,518,878)
Total stockholders’ equity (deficiency)	221,630	(2,901,125)
Total liabilities and stockholders’ equity (deficiency)	$1,024,193	$1,368,564

*As adjusted for a 1 for 3 reverse stock split that occurred in 2011

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statements of Operations

For the years Ended December 31, 2011 and 2010 and the Period From July 28, 2009
(Date of Inception) to December 31, 2011

	2011	2010	Cumulative from inception through December 31, 2011
	(Unaudited)	(Audited)	(Unaudited)
Net sales	$299,355	$190,432	$489,787
Cost of goods sold	164,711	79,868	244,579
Gross profit	134,644	110,564	245,208
Operating expenses
Research and development	$907,259	$1,408,018	$3,515,741
Selling, general and administrative	1,303,579	789,351	2,763,222
	2,210,838	2,197,369	6,278,963
Loss from operations	(2,076,194)	(2,086,805)	(6,033,755)
Other income (expense):
Interest expense	(173,253)	(416,583)	(734,569)
Expense incurred with early retirement of debt	(293,092)		(293,092)
	(466,345)	(416,583)	(1,027,662)
Net loss	$(2,542.539)	$(2,503,388)	$(7,061,417)
Net loss per common share
Basic and diluted	$(0.11)	$(0.25)
Weighted average outstanding shares Basic and diluted	22,556,433	9,851,358

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statements of Changes in Stockholders’ Deficiency

For the Period From July 28, 2009 (Date of Inception) to December 31, 2011

	Par $.001 Common shares*	Common Stock	Additional Paid in Capital	Stock Subscription subscribed (Receivable)	Common Stock Committed but not issued	Deficit Accumulated during the Development Stage	Total Stockholders’ Deficiency

Balance at July 28, 2009 (date of inception)	—	$—	$—	$—	$—	$—	$—
Issuance of founders' stock	7,300,667	7,301	(5,901)				1,400
Sale of common stock	880,000	880	459,120	(50,000)			410,000
Stock issuance costs			(40,825)				(40,825)
Common stock issued to investors in a debt offering	822,000	822	410,260				411,082
Shares issued for stock offering services	33,333	33	30.792				30,825
Stock based compensation			64,941				64,941
Net loss						(2,015,490)	(2,015,490)
Balance at December 31, 2009	9,036,000	$9,036	$918,387	$(50,000)	$—	$(2,015,490)	$(1,138,067)
Sale of common stock	1,282,005	1,282	655,218	55,000			711,500
Stock issuance costs			(12,160)				(12,160)
Stock based compensation			40,990				40,990
Net loss						(2,503,388)	(2,503,388)
Balance at December 31, 2010	10,318,005	$10,318	$1,602,435	$5,000	$—	$(4,518,878)	$(2,901,125)
Sale of common stock	6,857,538	6,858	1,742,718	(5,000)		25,000	1,769,576
Shares issued for stock offering services	1,698,318	1,698	(1,698)
Stock Issuance Costs			(111,775)				(111,775)
Common stock issued for accrued interest upon conversion of 8% convertible promissory notes	64,009	64	76,747				76,811
Common stock issued to upon conversion of 8% convertible promissory notes	513,750	514	615,986				616,500
Common stock issued upon conversion of 9% convertible promissory notes	1,458,333	1,458	436,042				437,500
Common stock issued for accrued interest upon conversion of a note sold to an outside Investor	160,000	160	39,840				40,000
Common stock issued upon conversion of a note sold to an outside investor	400,000	400	99,600				100,000
Common stock issued to founders upon conversion of Trunity, LLC note	7,200,000	7200,	1,792,800				1,800,000
Common stock issued upon conversion of lines of credit with founders	3,972,000	3,972	989,028				993,000
Employee stock based compensation (benefit)			(56,318)				(56,318)
Net loss						(2.542,539)	(2.542,539)
Balance at December 31, 2011	32,641,953	$32,642	$7,225,405	$-	$25,000	$(7,061,417)	$221,630

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011.

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statement of Cash Flows

For the Years Ended December 31, 2011 and 2010 and the Period
From July 28, 2009 (Date of Inception) to December 31, 2011

	2011 (Unaudited)	2010 (Audited)	Cumulative from inception through December 31, 2011 (Unaudited)
Cash flows from operating activities
Net loss	$(2,542,539)	$(2,503,388)	$(7,061,417)
Adjustments to reconcile net loss to net cash(used in) operating activities:

Depreciation and amortization	817,780	715,041	1,843,725
Employee stock compensation expense/(benefit)	(47,899)	35,384	12,757
Non-employee stock compensation expense	(8,419)	5,607	36,855
Changes in operating assets and liabilities:
Accounts receivable	2,198	(4,998)	(2,800)
Prepaid expenses and other assets	30,555	(18,016)	(6,211)
Other long-term assets	215,342	(19,635)	195,707
Accounts payable	212,306	(48,445)	492.133
Accrued expenses	43,310	24,197	76,698
Deferred revenue	(78,703)	78,703	—
Deferred rent	(10,134)	16,045	5,912
Accrued interest included in notes payable	78,905	141,097	281,896
Net cash (used in) operating activities	(1,287,299)	(1,578,408)	(4,124,745)
Cash flows from investing activities
Deposits related to a merger	(175,000)		—
Purchase of fixed assets	(70,805)	(37,517)	(162,006)
Purchase of other assets	(159,937)	(342,346)	(2,399,102)
Net cash (used in) investing activities	(405,742)	(379,863)	(2,561 108)
Cash flows from financing activities
Advances from related parties	53,500	87,354	215,854
Repayments of advances from related parties	(53,500)	(137,354)	(215,854)
Issuance of short-term debt		100,000	100.000
Accrued but unpaid interest to holders of debt	112,269		112,269
Long-term debt issued to related parties	117,620	552,257	2,715,420
Accrued unpaid interest to related parties	78,904	235,177	396,921
Interest payments to related parties	(153,500)		(153,500)
Issuance of long-term debt		387,500	642,917
Sale of common stock	1,769,576	711,500	3,334,383
Stock issuance costs	(111,775)	(12,160)	(164,760)
Net cash provided by financing activities	1,813,094	1,924,274	6,983,651
Net increase (decrease) in cash and cash equivalents	120,054	(33,997)	122,798
Cash, beginning of period	2,744	36,741
Cash, end of period	$122,798	$2,744	$122.798
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$160,096	$42,904	$203,000
Supplemental disclosure of non-cash information:
Issuance of common stock for conversion of long-term debt	$4,063,811	$—	$4,063,811

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 1 – Nature of Business

Trunity, Inc. (“We” or “the Company”) is a “C” Corporation organized under the Laws of Delaware with principal offices in Newburyport, Massachusetts. It was formed on July 28, 2009 to develop a cloud-based knowledge sharing platform that focuses on e-learning, virtual textbooks, customer experience and education marketplace. The Company formed though the acquisition of certain intellectual property by its three founders. The Company is in the development stage and it is presently undertaking research and development of its platform.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting - The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations - The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to business development.

Going Concern - The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition - The Company’s revenue model consists of Software as a Service (SaaS) licensing and hosting revenue, for sites using the Company’s platform, as well as consulting, and advertising revenue.  All SaaS Revenue is recognized ratably over the contract period.

Consulting revenues are earned for web site development services and are recognized on a time and materials basis, billed in accordance with contractual milestones negotiated with the customer.  Revenues are recognized as the services are performed and amounts are earned in accordance with FASB ASC Topic 605 Revenue Recognition. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is probable. In such contracts, revenue is earned upon achievement of certain milestones indicated in the client agreements.  Services under these contracts are typically provided in less than a year and represent the contractual milestones or output measure, which reflect the earnings pattern.

Advertising revenue is earned from search engine providers based on search activity for sites hosted by the Company.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Revenues recognized in excess of billings are recorded as Unbilled Revenue (an asset). Billings in excess of revenues recognized are recorded as Deferred Revenue (a liability) until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Cash and Cash Equivalents - Cash and cash equivalents may include highly liquid investments that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value due to interest rate, market price, or penalty on withdrawal. Amounts on deposit and available upon demand, or negotiated to provide for daily liquidity without penalty, are classified as Cash and cash equivalents.

Accounts Receivable - We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor.  We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due.  We consider any balance unpaid after the contract payment period to be past due.  We believe all accounts receivable due at December 31, 2011 and 2010 to be collectible.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (generally three to seven years). Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are expensed as incurred.

Deposits - In April 2011, the Company signed a letter of intent to purchase a majority ownership stake in another company. The terms of this agreement call for certain actions to be undertaken by both parties. In 2011, the Company has made deposits of $175,000 pursuant to this agreement.  These deposits are not refundable in the event that either party does not or cannot fulfill its required actions.

Accounting for Uncertainty in Income Taxes - Income taxes are accounted for in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”).  Under ASC 740, income taxes are recognized for the amount of taxes payable for the current year and deferred tax assets and liabilities for the future tax consequence of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income tax recognized in an entity’s financial statements and requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.   For those tax positions where it is not “more likely than not” that a tax benefit will be sustained, no tax benefit is recognized. Where applicable, associated interest and penalties are also recorded. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods, and expanded disclosure requirements.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax period from July 28, 2009 (inception) to December 31, 2011. We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments are expected to be minimal and immaterial to our financial results. In the event we have received an assessment for interest and/or penalties, it would be classified in the financial statements as selling, general and administrative expense. The tax years 2009, 2010 and 2011 are subject to examination by federal and state taxing authorities.

Taxes on Revenue Producing Transactions – The Company earns revenues through various services.  Service revenue is taxable in some jurisdictions throughout the United States and The Company could be responsible for collecting those taxes subject to state or local requirements.  The Company is not aware of any transactions which would necessitate the fiduciary responsibility of collecting and remitting sales based taxes.

Research and Development Costs - The Company capitalizes research and development related to the development of its software platform. Research and development costs not associated with the development of the software platform are expensed in the period in which they are incurred. For the years ended December 31, 2011 and 2010 the Company capitalized approximately $160,000 and $342,000 of internal development costs, respectively.

Stock-Based Compensation - The Company accounts for stock compensation in accordance with FASB ASC 718, “Compensation-Stock Compensation”, which requires companies to expense the fair value of stock options and other forms of stock-based compensation. As the Company is in the development stage, it was unable to reasonably determine the fair value, and expected volatility of its shares. Therefore, as allowed for non-public entities, the Company has elected the intrinsic value method for valuing the impact of stock compensation.

Convertible Debt – The Company assesses whether it has embedded derivatives in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. As the Company is in the development stage, it was unable to reasonably determine the fair value of conversion features of its debt that allows holders to convert holdings into common shares of the Company. It therefore elected to account for these conversion rights using the intrinsic value method.

Common Stock Purchase Warrants - The Company accounts for common stock purchase warrants in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. As is consistent with its handling of stock compensation and convertible debt, the Company has elected the intrinsic value method for valuing the impact of the expense associated with these warrants.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Stockholders’ Equity - Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Common stock share amounts in these financial statements have been retroactively adjusted for the effects of a 1 for 3 reverse stock split that occurred in 2011, as required by ASC Topic 505-20 (see Note 7).

Intangible Assets - Intangible assets are recorded at cost and consist of the Trunity Platform software development costs. Amortization is computed using the straight-line method over 3 years. Amortization expense for the years ended December 31, 2011 and 2010 was approximately $773,000 and $689,000, respectively.

Financial Instruments and Fair Values - The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument.  In determining fair value, we use various valuation methodologies and prioritize the use of observable inputs. We assess the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

•	Level 1 — inputs include exchange quoted prices for identical instruments and are the most observable.

•	Level 2 — inputs include brokered and/or quoted prices for similar assets and observable inputs such as interest rates.

•	Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the asset or liability.

The use of observable and unobservable inputs and their significance in measuring fair value are reflected in our hierarchy assessment.

The carrying amount of cash, trade receivables and other assets approximates fair value due to the short-term maturities of these instruments.  Because cash and cash equivalents are readily liquidated, management uses Level 1 valuation methodology.

The fair values of all other financial instruments, including debt, approximate their book values as the instruments are short-term in nature or contain market rates of interest.  Because there is no ready market or observable transactions, management uses Level 3 valuation methodology for all other financial instruments.

Subsequent events - Subsequent events were evaluated through January 17, 2012, which is the date the financial statements were available to be issued.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 3 – Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued new accounting guidance on accounting for transfers of financial assets which removes the concept of a qualifying special-purpose entity (QSPE) and clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

In June 2009, the FASB issued new accounting guidance which revises the approach to determining the primary beneficiary of a variable interest entity (VIE) to be more qualitative in nature and requires companies to more frequently reassess whether they must consolidate a VIE. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

In October 2009, the FASB issued authoritative guidance about the accounting for revenue contracts containing multiple elements, allowing the use of companies’ estimated selling prices as the value for deliverable elements under certain circumstances and to eliminate the use of the residual method for allocation of deliverable elements. This guidance was adopted by the Company beginning January 1, 2011. This update had no impact on the Company’s financial position, cash flows or results of operations.

In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements, including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The Company adopted the new accounting guidance beginning January 1, 2010. This update had no impact on the Company’s financial position, cash flows or results of operations.

In July 2010, the FASB issued Accounting Standards Update No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU 2010-20”). This ASU requires enhanced disclosures with disaggregated information regarding the credit quality of an entity’s financing receivables and its allowance for credit losses. The update also requires disclosure of credit quality indicators, past due information, and modifications of financing receivables. This ASU is effective for interim and annual reporting periods ending after December 15, 2010. The Company adopted this ASU beginning with its annual reporting period ended December 31, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

In April 2010, the FASB issued ASU 2010-17, “Revenue Recognition—Milestone Method”, which provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research and development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for milestones achieved in fiscal years, and interim periods within those years beginning on or after June 15, 2010 with prospective application. Early adoption is permitted with specific provisions. The Company adopted these amendments in the third quarter of 2010 and the adoption did not have a material impact on the disclosures in the Company’s financial statements.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 4 – Property and Equipment

A summary of property and equipment at December 31, 2011 and 2010 is as follows:

December 31,	2011	2010

Furniture and fixtures	$12,154	$11,315
IT Equipment and software	149,853	79,886

Total Property and Equipment	162,006	91,201

Less: Accumulated depreciation	(75,365)	(30,629)

Net Property and Equipment	$86,642	$60,572

The amounts charged to operations for depreciation for the years ended December 31, 2011 and 2010 was approximately $75,000 and 26,000, respectively.

Note 5 – Intangible Assets

Intangible assets were comprised of the following at December 31, 2010:

Trunity platform	Estimated Life	Gross Cost	Accumulated Amortization	Net Book Value

Assets acquired from Trunity, LLC	3 years	$1,775,000	$(887,500)	$887,500
Internal costs capitalized for period from July 28, 2009 (inception) to December 31, 2009	3 years	121,819	(50,758)	$71,060
Inernal costs capitalized for the twelve months ended December 31, 2010	3 years	342,346	(57,057)	$285,289
Carrying value as of December 31, 2010				$1,243,849

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Intangible assets were comprised of the following at December 31, 2011:

Trunity platform	Estimated Life	Gross Cost	Accumulated Amortization	Net Book Value

Assets acquired from Trunity, LLC	3 years	$1,775,000	$(1,479,167)	$295,833
Internal costs capitalized for period from July 28, 2009 (inception) to December 31, 2009	3 years	121,819	(91,365)	$30,454
Inernal costs capitalized for the twelve months ended December 31, 2010	3 years	342,346	(171,172)	$171,174
Inernal costs capitalized for the twelve months ended December 31, 2011	3 years	159,937	(26,656)	$133,281
Carrying value as of December 31, 2010				$630,742

Estimated future amortization expense is as follows:

Twelve months ending December 31,
2012	$493,716
2013	110,370
2014	26,656
Total future amortization expense	$630,742

The Company’s Trunity Platform technology was acquired from a related company, Trunity, LLC, and was valued at management’s best estimate of its value at that time of the transaction.  Trunity, LLC was wholly owned by the three founders of the Company.  Subsequent internal costs capitalized consist of direct labor, including taxes and benefits.  Amortization of three years is based on management’s best estimate of useful life of current technology in this industry.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 6 – Notes Payable

At December 31, 2010, outstanding notes payable was made up of the following.

Note Holder	Principal	Accrued Interest	Unamortized Discount	Outstanding December 31, 2010

Trunity LLC	$1,800,000	$216,592		$2,016,592
Notes Payable to Founders	797,799	101,425		899,224
Notes payable to related parties				$2,915,816
8% Convertible Notes	616,500	71,270	(284,360)	403,410
9% Convertible Notes	437,500			437,500
Note sold to an outside investor	100,000	5,000		105,000
Notes payable to investors				$945,910
Total notes payable				$3,861,726

At December 31, 2011, outstanding notes payable is made up of the following.

			Outstanding
		Accrued	December 31,
Note Holder	Principal	Interest	2011

Trunity LLC	$—	$141,996	$141,996
Notes Payable to Founders	69,041	—	69,041
Payable to related parties			$211,037

Short-term loan from investor	16,784	—	16,784
Loan payable to investor			$16,784
Total notes payable, classified as a current liability			$227,821

Trunity, LLC Note - Trunity, LLC was formed by the three founders of the Company to acquire the technology platform used by the Company. The assets of Trunity, LLC, which consisted chiefly of the rights to the technology platform, was sold to the Company for $1.8 million in the form of a Note bearing interest of 8% payable with 120 monthly installments, maturing in June 2019. In July 2011, all principal due on this note was converted to common shares of the Company and distributed to the three owners of Trunity, LLC.  In 2011, the Company made $153,500 in interest payments to the three founders.  No interest was paid in 2010.

Notes Payable to Founders – In 2009, the Company entered into line of credit agreements with two of the founders to borrow up to $0.9 million, as needed, to fund working capital needs of the Company. These notes carried an interest rate of 10% and were to expire in September and December 2012. During 2010, approximately $0.5 million was borrowed by the Company under these agreements. No repayments were made on these Notes through December 31, 2010.  In July 2011, all principal and interest due on these notes was converted to shares of common stock in the Company.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

At December 31, 2011 the notes payable to founders consists of short-term loans with the three founders. There are no documented terms for these loans. The Company has treated the loans as interest free as it expects to repay them in a short period of time.

8% Convertible Promissory Notes - In 2009, the Company completed an offering of $616,500 in principal amount of 8% Convertible Promissory Notes. The notes had a maturity of July 1, 2014, and accrued interest at a rate of 8% per annum payable maturity or conversion.

The notes included conversion features that allowed holders to convert their holdings to shares of the Company’s stock upon:

•	A qualified financing event (defined as the sale of $1 million or greater of equity securities), debt automatically converts at a price equivalent to the offering price.
•	At the discretion of the debt holder for a fixed price of $1 per share.
•	Upon change of control of the Company, the debt holder could convert at fixed price of $1 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2010.

In consideration for the purchase of the notes, the investors received 4 shares of the Company’s common stock for every dollar invested in this offering. A total of 822,000 shares (2,466,000 shares as adjusted for the 1 for 3 reverse stock split in 2011) were issued to the Note purchasers. The Company determined that the value of these shares was $0.1667 per share, or $411,082 in total, and has accounted for these shares as a note discount to be amortized over the term of the notes using the effective interest method.

In February 2011, these notes and accrued but unpaid interest were automatically converted to common shares upon the completion of a qualified financing event.

9% Convertible Promissory Notes - In December 2009, the Company began an offering of 9% Convertible Promissory Notes. The notes had 5 year maturities from date issued, and interest on the notes accrued at the rate of 9% per annum and was paid monthly. The offering concluded in 2010 raising a total of $437,500. These notes included conversion features that allowed holders to convert their debt to Company’s stock within the first 3 years:

•	In years 1 and 2 notes were convertible at a price of $2 per share.
•	In year 3 notes were convertible a price of $3 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2010.

In April 2011, these notes were converted to common shares upon a special offer to convert the debt which all debt holders exercised.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note Sold to an Outside Investor - In October 2010, the Company issued a single $100,000 promissory note to an investor.  The note called for fixed interest of $5,000 per month. This note had a maturity of January 8, 2011. Additionally, 100,000 warrants to purchase shares of Company stock were issued to this investor. See note 9 below, for a description of these warrants. In August 2011, this note with accrued but unpaid interest was converted to common shares.

Short-term loan from Investor - In 2011, an investor in the Company made a short-term loan of $16,784 to the Company to cover its working capital needs.  There are no documented terms for this loan.  The Company has treated the loan as interest free and it expects to repay the loan in a short period of time.

Conversion of Notes to common shares of the Company - During the year ended December 31, 2011, the Company converted all of its long-term outstanding debt, totaling $3.8 million, to its common shares. Of the amount converted, $2.8 million was debt held by the three founders. Outside investors converted the remaining $1 million of debt.  The Company incurred non-cash expenses of approximately $293,000 to convert this debt.  This charge is primarily the unamortized discount incurred with the issuance of the Company’s first debt offering in 2009.

Interest expense recognized for the years ended December 31, 2011 and 2010 was approximately $173,000 and $417,000, respectively.

Note 7 – Stockholders’ Equity

The Company has one class of stock, common, which has a par value of $0.001 per share. The Company has authorized up to 50,000,000 shares to be issued. During 2011, the Company implemented a 1 for 3 reverse share split of its shares. This transaction had the effect of reducing the number of outstanding shares from 38,874,291 to 12,958,135. The 2010 financial statements have been retroactively adjusted to reflect the stock split.

Issuance of Founders’ stock - Shortly after the formation of the Company in 2009, a total of 7,300,667 shares were issued to founders of the Company and others at the direction of the founders.

Sales of Common Stock - During 2009, the Company raised gross proceeds of approximately $460,000 through the sale of 880,000 shares of its common stock to accredited investors at an average price of $0.52 per share. The sale of these shares took place throughout 2009. The Company incurred stock issuance costs in the period that totaled $40,825 of which $30,825 was from the issuance of 33,333 shares to brokers in exchange for services related to the share offering.

During 2010, the Company raised gross proceeds of approximately $653,000 through the sale of 1,282,005 shares of its common stock to accredited investors at an average price of $0.51 per share. The Company incurred stock issuance costs in the year that totaled $12,160.

During 2011, the Company raised gross proceeds of approximately $1.7 million through the sale of 6,857,538 shares of its common stock at an average price of $0.26 per share.  These sales of shares occurred at various times throughout 2011.  The Company incurred stock issuance costs of approximately $112,000 consisting chiefly of commissions paid to broker-dealers who assisted with the offering.  In addition to the cash issuance costs 1,698,318 shares of the Company’s common stock were issued to the lead advisor as per a contractual arrangement.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Shares issued in connection with 8% Convertible Promissory Notes - During 2009, the Company issued 822,000 shares of common stock related to the sale of $616,500 in principal amount of 8% Convertible Promissory Notes. The value of these shares was determined to be $411,082 and was recorded as an increase in stockholders’ equity and discount to notes payable.

Shares issued with the conversion of long-term debt – in 2011, the Company converted all of its long-term debt to shares of its common stock.  These conversions happened throughout 2011 and are summarized in the table below.

Note Holder	Principal	Accrued Interest	Debt Amounts Converted in 2011	Shares of Common Stock Received	Price per share

Trunity LLC	$1,800,000	$—	$1,800,000	7,200,000	$0.25
Notes Payable to Founders	855,379	137,621	993,000	3,972,000	0.25
Notes payable to related parties			$2,793,000	11,172,000	$0.25

8% Convertible Notes	616,500	76,811	693,311	577,759	1.20
9% Convertible Notes	437,500		437,500	1,458,333	0.30
Note held by an outside investor	100,000	40,000	140,000	560,000	0.25
Notes payable to investors			$1,270,811	2,596,092	$0.49

Total notes payable			$4,063,811	13,768,092	$0.30

Common stock committed not yet issued – On December 29, 2011, the Company entered into a payment agreement and mutual release with an investment-banking firm that had been hired to provide strategic guidance and secure investors in the Company. The settlement calls for the Company to pay the firm $25,000 upon the Company’s next capital raise, and to issue the firm 100,000 shares of common stock.  The Company valued the shares at $0.25 and has reflected this $50,000 total settlement as an administrative expense in the statement of operations. The Company expects to issue these shares to the investment firm in early 2012.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 8 – Stock Options

In 2009, the Company approved the 2009 Employee, Director and Consultant Stock Option Plan (The Plan) and authorized an option pool of 5,500,000 shares. Stock options typically vest over a 3 year period and have a life of 10 years from the date granted.  In 2009, the Company accelerated the option vesting of certain employees who terminated their employment, but agreed to work in a consulting capacity. In exchange for the accelerated vesting, the employees agreed to shorter expiration periods for their options.  In 2011, the Company issued options to employees of the company to purchase shares of the Company’s common stock at exercise prices of $0.30 and $0.25 per share.

Upon exercise of options by any Employee, Director or Consultant, the Company will retire the options and issue common shares commensurate with the plan. That transaction will record any cash received, the termination of options, and the issuance of common shares and related paid-in capital.  The Company will not recognize any income or expense upon option conversion.

A summary of options issued, exercised and expired for the periods ended December 31, 2010 and 2011 is as follows (shares have been retroactively adjusted for the 1 for 3 reverse stock split in 2011):

				Weighted-
		Weighted-	Weighted-	Average
		Average	Average	Remaining
	Number of	Exercise	Intrinsic	Contractual
	Shares	Price	Value	Life (years)
Outstanding at December 31, 2009	995,000	$0.33	$0.17
Granted	265,000	$0.33	0.87
Exercised	—	—	—
Cancelled	—	—	—
Outstanding at December 31, 2010	1,260,000	$0.33	$0.22	7.29
Exercisable at December 31, 2010	73,736	$0.33	$0.17	7.79

Granted	885,000	0.28	—
Exercised	—	—	—
Cancelled	(361,668)	0.32	—
Outstanding at December 31, 2011	1,783,332	$0.31	$—	7.54
Exercisable at December 31, 2011	815,041	$0.33	$—	5.59
Remaining Expense to be recognized	$—
Over remaining weighted average years	—

For the year ended December 31, 2011, the Company recognized a stock compensation benefit of approximately $56,000 using the intrinsic value method.  For 2010, the Company recorded a stock compensation expense of approximately $41,000.

At December 31, 2011, there was no compensation cost related to nonvested awards that has not yet been recognized using the intrinsic value method.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 9 – Warrants to Purchase Common Stock

In connection with the issuance of some Notes and the sale of shares of common stock in 2010, the Company issued warrants to purchase 189,150 shares of the Company’s common stock at exercise price of $3.00 per share, as adjusted for the 1 for 3 reverse stock split that occurred in 2011. These warrants are all still outstanding as of December 31, 2011, and expire at various dates in 2013. Based on the intrinsic valuation method, the warrants were determined to have no fair value at the time issued and at December 31, 2011 and 2010.

A summary of warrants issued, exercised and expired for the years ended December 31, 2010 and 2011 is as follows:

Warrants
Balance at December 31, 2009	—
Issued	189,150
Exercised	—
Expired	—
Balance at December 31, 2010	189,150
Issued	—
Exercised	—
Expired	—
Balance at December 31, 2011	189,150

Note 10 – Income Taxes

The Company did not provide a current U.S. federal or state income tax provision or benefit for the period presented because it has experienced operating losses. The Company recognized deferred tax assets, primarily for the benefit to be realized from offsetting its current net operating loss to taxable income in future periods. However, the Company has provided a full valuation allowance on the deferred tax assets, because evidence does not indicate that the deferred tax assets will more likely than not be realized.

At December 31, 2011 and 2010, deferred tax assets consisted of the following:

December 31,	2011	2010

Net operating loss carryforward	$1,985,700	$1,779,738
Less: valuation allowance	(1,985,700)	(1,779,738)
Net deferred tax asset	$—	$—

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to the loss from operations primarily because of the effect of the state tax benefit, net of federal benefit, and the change in the valuation allowance provided against deferred tax assets.

At December 31, 2011 and 2010, the Company had net operating losses of approximately $7.1 and $3.9 million, respectively.   These losses can be carried forward for up to twenty years and deducted against future taxable income. The net operating loss carryforwards expire in various years through 2031 and may be subject to certain limitations under federal and state tax laws. The change in the valuation allowance for the year ended December 31, 2011 was approximately $206,000.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

Note 11 – Related Parties

The Company’s three founders, Terry Anderton, Les Anderton, and Joakim Lindblom have a number of transactions that warrant disclosure per ASC 850, Related Party Disclosures.

Purchase of Platform (please see disclosure in Note 5)

Loans - The Trunity, LLC Note with the Company is beneficially owned by the three founders of the Company. The loan balance at December 31, 2011 was approximately $142,000, consisting entirely of accrued but unpaid interest. Terms of the loan were disclosed in Note 6.

Credit agreements exist with Terry Anderton and Les Anderton that allow the Company to borrow up to $0.9 million, as needed, to fund working capital needs. These agreements carry an interest rate of 10% and will expire in September and December of 2012.  There were no outstanding balances related to these agreements at December 31, 2011.  At December 31, 2011, Terry Anderton, Les Anderton, and Joakim Lindblom have advanced the Company no interest loans of $22,041, $25,000 and $22,000, respectively, which remain outstanding at the end of the period.

Founder Stock Transactions - Upon forming the Company in 2009, 3,333,333 shares were issued to both Terry Anderton and Les Anderton for a total of 6,666,667 shares (as adjusted for a 1 for 3 reverse stock split in 2011). At December 31, 2011: Terry Anderton directly owned and controlled 4,728,983 shares; Les Anderton directly and indirectly, with his wife, controlled 7,247,683 shares; and Joakim Lindblom directly owned and controlled 467,000 shares.

In 2009 and 2010, Joakim Lindblom was granted stock options to purchase 333,333 and 100,000 shares, respectively, at a strike price of $0.33. In 2011, Mr. Lindblom was granted additional options to purchase an additional 333,333 and 60,000 shares at strike prices of $0.30 and $0.25, respectively.  All share amounts have been adjusted for the 1 for 3 reverse stock split that occurred in 2011.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2011 and 2010

In 2011, various notes with the founders were converted to shares of common stock in the Company. The following shares (after the 1 for 3 reverse split of its common shares) were issued to the founders upon conversion of the Trunity, LLC note payable and notes payable to the founders.

	Shares Issued Upon Conversion
	Trunity, LLC Note	Notes Payable to founders

Terry Anderton	3,200,000	856,000
Les Anderton	3,200,000	3,116,000
Joakim Lindblom	800,000
	7,200,000	3,972,000

Sales, Receivables and Accruals - There were none in 2011 or 2010.

Note 12 – Commitments and Contingencies

In 2010, the Company entered into a lease agreement for 6,400 square feet of office space located in Newburyport, Massachusetts. This lease is effective from August 2010 through July 2013. This agreement provided a free rent period of the first four months of the term. The minimum lease payments payable over the remaining life of that agreement are:

	2012	2013	Total

Remaining leas payments by year	$91,206	$53,203	$144,409

For the years ending December 31, 2011 and 2010, the Company recognized approximately $87,000 and $46,000, respectively, in rent expense.

Note 13 – Subsequent Events

Sale of Shares since December 31, 2011 - The Company sold 264,084 shares for $66,021 through the date of this report.